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Exhibit 5.7

CONSENT OF GLENN R. CLARK & ASSOCIATES LIMITED

        We hereby consent to the reliance in this Registration Statement on Form F-10 of Gammon Lake Resources Inc. ("Gammon Lake") on our report entitled "Ocampo Gold-Silver Project Review, Chihuahua, Mexico," dated March 31, 2004 (amended July 15, 2004), commissioned by Gammon Lake and referenced in Gammon Lake's Annual Information Form for the year ended July 31, 2004, which is incorporated by reference in this Registration Statement.

Orono, Ontario December 17, 2004	/s/ GLENN R. CLARK Glenn R. Clark, P.Eng. Glenn R. Clark & Associates Limited

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  Exhibit 5.7
CONSENT OF GLENN R. CLARK & ASSOCIATES LIMITED